Exhibit 99.1

Investor Contact:

Charlotte McLaughlin

HD Supply Investor Relations

770-852-9100

InvestorRelations@hdsupply.com

Media Contact:

Quiana Pinckney

HD Supply Public Relations

770-852-9057

Quiana.Pinckney@hdsupply.com

HD Supply Holdings, Inc. Announces Fiscal 2019 Third-Quarter Results

Atlanta, GA – December 10, 2019 – HD Supply Holdings, Inc. (NASDAQ: HDS), one of the largest industrial distributors in North America, today reported Net sales of $1.6 billion for the third quarter of fiscal 2019 ended November 3, 2019, an increase of $32 million, or 2.0 percent, as compared to the third quarter of fiscal 2018.

“Our associates remain committed to delivering best–in-class service, despite a continued challenging environment and the ongoing activities of splitting the company into two market-leading, stand-alone businesses,” stated Joe DeAngelo, Chairman and CEO of HD Supply. “We remain focused on helping our customers succeed, and I am encouraged by our continued growth and strong cash flow generation.”

Gross profit increased $11 million, or 1.7 percent, to $640 million for the third quarter of fiscal 2019, as compared to $629 million for the third quarter of fiscal 2018. Gross profit was 38.9 percent of Net sales for the third quarter of fiscal 2019, down 10 basis points from 39.0 percent for the third quarter of fiscal 2018.

Operating income decreased $8 million, or 3.8 percent, to $205 million for the third quarter of fiscal 2019, as compared to $213 million for the third quarter of fiscal 2018. Operating income was 12.5 percent of Net sales for the third quarter of fiscal 2019, down 70 basis points from 13.2 percent for the third quarter of fiscal 2018.

Net income increased $50 million, or 61.0 percent, to $132 million for the third quarter of fiscal 2019, as compared to $82 million for the third quarter of fiscal 2018. Net income per diluted share increased $0.35, or 77.8 percent, to $0.80 in the third quarter of fiscal 2019, as compared to $0.45 in the third quarter of fiscal 2018.

Adjusted EBITDA decreased $1 million, or 0.4 percent, to $247 million for the third quarter of fiscal 2019, as compared to $248 million for the third quarter of fiscal 2018. Adjusted EBITDA was 15.0 percent of Net sales for the third quarter of fiscal 2019, down 40 basis points from 15.4 percent for the third quarter of fiscal 2018.

Adjusted net income decreased $18 million, or 9.8 percent, to $166 million for the third quarter of fiscal 2019, as compared to $184 million for the third quarter of fiscal 2018. Adjusted net income per diluted share increased $0.01, or 1.0 percent, to $1.01 in the third quarter of fiscal 2019, as compared to $1.00 in the third quarter of fiscal 2018.

As of November 3, 2019, HD Supply’s combined liquidity of $651 million was comprised of $37 million in cash and cash equivalents and $614 million of additional available borrowings (excluding $5 million of borrowings on available cash balances) under HD Supply, Inc.'s senior asset-based lending facility, based on qualifying inventory and receivables.

Business Unit Performance

Facilities Maintenance

Net sales increased $16 million, or 2.0 percent, to $826 million in the third quarter of fiscal 2019, as compared to $810 million for the third quarter of fiscal 2018. Adjusted EBITDA was flat in the third quarter of fiscal 2019 as compared to the third quarter of fiscal 2018. Adjusted EBITDA was 18.0 percent of Net sales for the third quarter of fiscal 2019, down 40 basis points from 18.4 percent for the third quarter of fiscal 2018.

Construction & Industrial

Net sales increased $15 million, or 1.9 percent, to $818 million in the third quarter of fiscal 2019, as compared to $803 million for the third quarter of fiscal 2018. Adjusted EBITDA decreased $1 million, or 1.0 percent, to $98 million for the third quarter of fiscal 2019, as compared to $99 million for the third quarter of fiscal 2018. Adjusted EBITDA was 12.0 percent of Net sales for the third quarter of fiscal 2019, down 30 basis points from 12.3 percent for the third quarter of fiscal 2018.

Third-Quarter Monthly Sales Performance

Net sales for August, September and October of fiscal 2019 were $521 million, $494 million and $629 million, respectively. There were 20 selling days in August, 19 selling days in September and 25 selling days in October in both fiscal 2019 and fiscal 2018. Average year-over-year daily sales growth for August, September and October was 1.6 percent, 2.6 percent and 1.7 percent, respectively.

Preliminary November Sales Results

Preliminary Net sales in November 2019 were approximately $436 million, which represents year-over-year average daily sales growth of approximately 2.5 percent. Preliminary November year-over-year average daily sales by business segment was a 2.5 percent increase in Facilities Maintenance and a 2.4 percent increase in Construction & Industrial. There were 18 selling days in both November 2019 and November 2018.

Fourth-Quarter 2019 and Fiscal Year 2019 Outlook

For the fourth quarter of fiscal 2019 and full-year fiscal 2019, the Company anticipates the following (amounts in millions, except per share data):

	Fourth-Quarter 2019		Full-Year Fiscal 2019
	Low End	High End	Low End	High End
Net sales	$1,355	$1,405	$6,116	$6,166
Net income	65	76	439	450
Adjusted EBITDA	161	176	855	870
Net income per share – diluted (1)	$0.40	$0.47	$2.63	$2.69
Adjusted net income per share – diluted (1)	$0.52	$0.58	$3.45	$3.51

(1)	Assumes a fully diluted weighted average share count of 163 million for the fourth-quarter of fiscal 2019 and 167 million for the full-year fiscal 2019.

The company will update its expectations for the market in 2020 during the fourth-quarter 2019 earnings conference call and in the earnings call presentation materials.

Fiscal 2019 Third-Quarter Conference Call

As previously announced, HD Supply will hold a conference call on Tuesday, December 10th, 2019 at 8:00 a.m. (Eastern Time) to discuss its third-quarter fiscal 2019 results. The conference call and presentation materials can be accessed via webcast by logging on from the Investor Relations section of the company's Web site at hdsupply.com. The online replay will remain available for a limited time following the call.

Non-GAAP Financial Measures

HD Supply supplements financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP measurements, including Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share. This supplemental information should not be considered in isolation or as a substitute for the GAAP measurements. Additional information regarding Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share referred to in this press release is included below under “Reconciliation of Non-GAAP Measures.”

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distributors in North America. The company provides a broad range of products and value-add services to approximately 500,000 customers with leadership positions in the maintenance, repair and operations and specialty construction sectors. Through approximately 270 branches and 44 distribution centers in the U.S. and Canada, the company's approximately 11,500 associates provide localized, customer-tailored products, services and expertise.

Forward-Looking Statements and Preliminary Results

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management's beliefs and assumptions and information currently available to management and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future results, and that actual results may differ materially from those made in or suggested by the forward-looking information contained in this press release. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "comfortable with," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those "Risk factors" in our annual report on Form 10-K, for the fiscal year ended February 3, 2019, filed on March 19, 2019 and those described from time to time in our, and HD Supply, Inc.'s, other filings with the U.S. Securities and Exchange Commission (the “SEC”), which can be found at the SEC's website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Fourth-quarter 2019 and full-year fiscal 2019 estimates for Net sales, Net income, Net income per diluted share, Adjusted EBITDA and Adjusted net income per diluted share are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between HD Supply’s actual results and the preliminary financial data set forth above may be material.

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

Amounts in millions, except share and per share data, Unaudited

	Three Months Ended		Nine Months Ended
	November 3, 2019	October 28, 2018	November 3, 2019	October 28, 2018
Net Sales	$1,644	$1,612	$4,761	$4,601
Cost of sales	1,004	983	2,903	2,798
Gross Profit	640	629	1,858	1,803
Operating expenses:
Selling, general and administrative	405	391	1,193	1,147
Depreciation and amortization	26	25	77	72
Restructuring and separation	4	—	2	9
Total operating expenses	435	416	1,272	1,228
Operating Income	205	213	586	575
Interest expense	27	32	83	101
Interest (income)	—	—	—	(1)
Loss on extinguishment & modification of debt	—	69	—	69
Income from Continuing Operations Before Provision for Income Taxes	178	112	503	406
Provision for income taxes	47	30	130	105
Income from Continuing Operations	$131	$82	$373	$301
Income from discontinued operations, net of tax	1	—	1	1
Net Income	$132	$82	$374	$302
Other comprehensive income (loss):
Foreign currency translation adjustment	—	—	—	2
Unrealized loss on cash flow hedge, net of tax of $—, $1 , $7, and $1	—	(4)	(21)	(4)
Total Comprehensive Income	$132	$78	$353	$300

Weighted Average Common Shares Outstanding (thousands)
Basic	164,638	182,730	168,062	183,349
Diluted	165,142	183,579	168,645	184,192

Basic Earnings Per Share(1):
Income from Continuing Operations	$0.80	$0.45	$2.22	$1.64
Income from Discontinued Operations	$0.01	$—	$0.01	$0.01
Net Income	$0.80	$0.45	$2.23	$1.65
Diluted Earnings Per Share(1):
Income from Continuing Operations	$0.79	$0.45	$2.21	$1.63
Income from Discontinued Operations	$0.01	$—	$0.01	$0.01
Net Income	$0.80	$0.45	$2.22	$1.64

(1)	May not foot due to rounding.

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

Amounts in millions, except per share data, Unaudited

	November 3, 2019	February 3, 2019
ASSETS
Current assets:
Cash and cash equivalents	$37	$38
Receivables, less allowance for doubtful accounts of $19 and $18	863	732
Inventories	802	766
Other current assets	96	50
Total current assets	1,798	1,586
Property and equipment, net	397	370
Operating lease right-of-use assets	425	—
Goodwill	1,991	1,990
Intangible assets, net	181	191
Deferred tax assets	2	78
Other assets	13	18
Total assets	$4,807	$4,233
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$474	$367
Accrued compensation and benefits	87	109
Current installments of long-term debt	11	11
Current lease liabilities	115	—
Other current liabilities	220	259
Total current liabilities	907	746
Long-term debt, excluding current installments	2,138	2,129
Deferred tax liabilities	15	—
Long-term lease liabilities	323	—
Other liabilities	96	77
Total liabilities	3,479	2,952
Stockholders’ equity:
Common stock, par value $0.01; 1 billion shares authorized; 162.8 million and 170.7 million shares issued and outstanding at November 3, 2019 and February 3, 2019, respectively	2	2
Paid-in capital	4,092	4,067
Accumulated deficit	(1,201)	(1,572)
Accumulated other comprehensive loss	(51)	(30)
Treasury stock, at cost, 42.6 and 34.2 million shares at November 3, 2019 and February 3, 2019, respectively	(1,514)	(1,186)
Total stockholders’ equity	1,328	1,281
Total liabilities and stockholders’ equity	$4,807	$4,233

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Amounts in millions, Unaudited

	Nine Months Ended
	November 3, 2019	October 28, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$374	$302
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	83	78
Provision for uncollectibles	7	9
Non-cash interest expense	5	15
Payment of discounts upon extinguishment of debt	—	(4)
Loss on extinguishment of debt	—	69
Stock-based compensation expense	18	19
Deferred income taxes	102	97
Other	2	(1)
Changes in assets and liabilities, net of the effects of acquisitions & dispositions:
(Increase) decrease in receivables	(134)	(204)
(Increase) decrease in inventories	(34)	(94)
(Increase) decrease in other current assets	(2)	(3)
Increase (decrease) in accounts payable and accrued liabilities	76	95
Increase (decrease) in other long-term liabilities	—	1
Net cash provided by (used in) operating activities	497	379
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(89)	(79)
Payments for businesses acquired, net of cash acquired	(9)	(362)
Proceeds from sales of property and equipment	2	—
Net cash provided by (used in) investing activities	(96)	(441)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury shares	(320)	(166)
Borrowings of long-term debt	—	930
Repayments of long-term debt	(8)	(1,240)
Repayments of financing liabilities	(88)	—
Borrowings on long-term revolver debt	978	100
Repayments on long-term revolver debt	(964)	(49)
Proceeds from issuance of common stock under employee benefit plans	7	7
Tax withholdings on stock-based awards	(6)	(6)
Debt issuance costs	—	(18)
Other financing activities	(1)	(2)
Net cash provided by (used in) financing activities	(402)	(444)
Effect of exchange rates on cash and cash equivalents	—	—
Increase (decrease) in cash and cash equivalents	$(1)	$(506)
Cash and cash equivalents at beginning of period	38	558
Cash and cash equivalents at end of period	$37	$52

HD SUPPLY HOLDINGS, INC.

SEGMENT REPORTING

Amounts in millions, Unaudited

	Facilities Maintenance	Construction & Industrial	Eliminations	Total Continuing Operations
Three Months Ended November 3, 2019
Net sales	$826	$818	$—	$1,644
Adjusted EBITDA	149	98	—	247
Depreciation(1) & Software Amortization	11	13	—	24
Other Intangible Amortization	2	3	—	5

Three Months Ended October 28, 2018
Net sales	$810	$803	$(1)	$1,612
Adjusted EBITDA	149	99	—	248
Depreciation(1) & Software Amortization	10	12	—	22
Other Intangible Amortization	2	3	—	5

Nine Months Ended November 3, 2019
Net sales	$2,428	$2,334	$(1)	$4,761
Adjusted EBITDA	432	262	—	694
Depreciation(1) & Software Amortization	32	34	—	66
Other Intangible Amortization	6	11	—	17

Nine Months Ended October 28, 2018
Net sales	$2,353	$2,250	$(2)	$4,601
Adjusted EBITDA	422	262	—	684
Depreciation(1) & Software Amortization	28	34	—	62
Other Intangible Amortization	6	10	—	16

(1)	Depreciation includes amounts recorded within Cost of sales in the Consolidated Statements of Operations.

Reconciliation of Non-GAAP Measures

Adjusted EBITDA and Adjusted net income are not recognized terms under GAAP and do not purport to be alternatives to Net income as a measure of operating performance. We present Adjusted EBITDA and Adjusted net income because each is a primary measure used by management to evaluate operating performance. In addition, we present Adjusted net income to measure our overall profitability as we believe it is an important measure of our performance. We believe the presentation of Adjusted EBITDA and Adjusted net income enhances investors' overall understanding of the financial performance of our business.

Adjusted EBITDA is based on "Consolidated EBITDA," a measure which is defined in our senior credit facilities and used in calculating financial ratios in several material debt covenants. Adjusted EBITDA is defined as Net income less Income from discontinued operations, net of tax, plus (i) Interest expense and Interest income, net, (ii) Provision for income taxes, (iii) depreciation and amortization and further adjusted to exclude loss on extinguishment of debt, non-cash items and certain other adjustments to Consolidated Net Income permitted in calculating Consolidated EBITDA under our senior credit facilities.

Adjusted net income is defined as Net income less Income from discontinued operations, net of tax, further adjusted for loss on extinguishment of debt, certain non-cash, non-recurring or unusual items, net of tax.

We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, our presentation of Adjusted EBITDA and Adjusted net income may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA and Adjusted net income have limitations as analytical tools and should not be considered in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA and Adjusted net income do not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt;
•	Adjusted EBITDA does not reflect our income tax expenses or the cash requirements to pay our taxes; and
•	Adjusted EBITDA and Adjusted net income do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Adjusted EBITDA

The following table presents a reconciliation of Net income, the most directly comparable financial measure under GAAP, to Adjusted EBITDA for the periods presented (amounts in millions):

	Three Months Ended		Nine Months Ended
	November 3, 2019	October 28, 2018	November 3, 2019	October 28, 2018
Net income	$132	$82	$374	$302
Less income from discontinued operations, net of tax	1	—	1	1
Income from continuing operations	131	82	373	301
Interest expense, net	27	32	83	100
Provision for income taxes	47	30	130	105
Depreciation and amortization(1)	29	27	83	78
Loss on extinguishment & modification of debt(2)	—	69	—	69
Restructuring and separation charges(3)	4	—	2	9
Stock-based compensation	6	7	18	19
Acquisition and integration costs(4)	4	2	5	5
Other	(1)	(1)	—	(2)
Adjusted EBITDA	$247	$248	$694	$684

(1)	Depreciation and amortization includes amounts recorded within Cost of sales in the Consolidated Statements of Operations.

(2)	Represents the loss on extinguishment of debt including the premium paid to repurchase or call the debt as well as the write-off of unamortized deferred financing costs, original issue discount, and other assets or liabilities associated with such debt. Also includes the costs of debt modifications.

(3)	Represents the costs related to separation activities announced on September 24, 2019 and personnel changes, primarily severance and other employee-related costs. During the nine months ended November 3, 2019, the costs include the impacts of a favorable termination of the lease for the Company’s former corporate headquarters. For additional information, see “Note 11, Restructuring and separation activities,” in the Notes to Consolidated Financial Statements within Item 1 of our quarterly report on Form 10-Q for the quarterly period ended November, 3, 2019, filed on December 10, 2019.

(4)	Represents the costs incurred in the acquisition and integration of business acquisitions, including A.H. Harris Construction Supplies.

Adjusted Net Income

The following table presents a reconciliation of Net income, the most directly comparable financial measure under U.S. GAAP, to Adjusted net income for the periods presented (amounts in millions, except share and per share data):

	Three Months Ended		Nine Months Ended
	November 3, 2019	October 28, 2018	November 3, 2019	October 28, 2018
Net income	$132	$82	$374	$302
Less income from discontinued operations, net of tax	1	—	1	1
Income from continuing operations	131	82	373	301
Plus: Provision for income taxes	47	30	130	105
Less: Cash income taxes	(25)	(4)	(35)	(9)
Plus: Amortization of acquisition-related intangible assets (other than software)	5	5	17	16
Plus: Loss on extinguishment & modification of debt(1)	—	69	—	69
Plus: Restructuring and separation charges(2)	4	—	2	9
Plus: Acquisition and integration costs(3)	4	2	5	5
Adjusted Net Income	$166	$184	$492	$496

Diluted weighted average common shares outstanding (thousands)	165,142	183,579	168,645	184,192
Adjusted net income per share – diluted	$1.01	$1.00	$2.92	$2.69

(1)	Represents the loss on extinguishment of debt including the premium paid to repurchase or call the debt as well as the write-off of unamortized deferred financing costs, original issue discount, and other assets or liabilities associated with such debt. Also includes the costs of debt modifications.

(2)	Represents the costs related to separation activities announced on September 24, 2019 and personnel changes, primarily severance and other employee-related costs. During the nine months ended November 3, 2019, the costs include the impacts of a favorable termination of the lease for the Company’s former corporate headquarters. For additional information, see “Note 11, Restructuring and separation activities,” in the Notes to Consolidated Financial Statements within Item 1 of our quarterly report on Form 10-Q for the quarterly period ended November, 3, 2019, filed on December 10, 2019.

(3)	Represents the costs incurred in the acquisition and integration of business acquisitions, including A.H. Harris Construction Supplies.

Fourth-Quarter 2019 and Full-Year Fiscal 2019 Outlook

The following table presents a reconciliation of the forecasted range of Net income to Adjusted EBITDA for the fourth-quarter 2019 and full-year fiscal 2019 outlook (amounts in millions):

	Fourth-Quarter 2019		Full-Year Fiscal 2019
	Low End	High End	Low End	High End
Net income	$65	$76	$439	$450
Less: Income from discontinued operations, net of tax	-	-	1	1
Income from continuing operations	65	76	438	449
Interest expense, net	27	27	110	110
Provision for income taxes	23	27	153	157
Depreciation and amortization	30	30	113	113
Stock-based compensation	7	7	25	25
Other[1]	9	9	16	16
Adjusted EBITDA	$161	$176	$855	$870

(1)	Other includes restructuring, costs related to separation activities announced on September 24, 2019, and acquisition and integration costs.

The following table presents a reconciliation of the forecasted range of Net income to Adjusted net income and Net income per diluted share to Adjusted net income per diluted share for the fourth-quarter 2019 and full-year fiscal 2019 outlook (amounts in millions, except per share data):

	Fourth-Quarter 2019		Full-Year Fiscal 2019
	Low End	High End	Low End	High End
Net income	$65	$76	$439	$450
Less: Income from discontinued operations, net of tax	-	-	1	1
Income from continuing operations	65	76	438	449
Plus: Provision for income taxes	23	27	153	157
Less: Cash income taxes	(19)	(23)	(54)	(58)
Plus: Amortization of acquisition-related intangible assets (other than software)	6	6	23	23
Other[1]	9	9	16	16
Adjusted net income	$84	$95	$576	$587

Diluted weighted average common shares outstanding	163	163	167	167
Net income per share – diluted	$0.40	$0.47	$2.63	$2.69
Adjusted net income per share – diluted	$0.52	$0.58	$3.45	$3.51

(1)	Other includes restructuring, costs related to separation activities announced on September 24, 2019, and acquisition and integration costs.